UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019 (December 11, 2019)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2019, Gogo Inc. (the “Company”) entered into an Amended and Restated Forward Stock Purchase Confirmation with JPMorgan Chase Bank, National Association.

The Company initially entered into a forward stock purchase transaction with JPMorgan Chase Bank, National Association, London Branch, in connection with the issuance of the Company’s 3.75% Convertible Senior Notes due 2020 (the “2020 Convertible Notes”) in March 2015, pursuant to which the Company purchased 4,204,997 shares of its common stock for settlement on or around March 1, 2020 (the “Original Forward Stock Purchase Confirmation”).

The Amended and Restated Forward Stock Purchase Confirmation, among other things, extends the maturity of 2,113,149 shares of the Company’s common stock (the “Extended Shares”) deliverable pursuant to the Original Forward Stock Purchase Confirmation to the last day of the 90 Exchange Business Day (as defined in the Amended and Restated Forward Stock Purchase Confirmation) period, commencing on, and including, the 82nd Scheduled Trading Day (as defined in the Amended and Restated Forward Stock Purchase Confirmation) immediately preceding May 15, 2022, and revises the terms of the Original Forward Stock Purchase Confirmation to apply to both the remaining 2,091,848 shares of the Company’s common stock that will mature pursuant to the terms of the Original Forward Stock Purchase Confirmation and the Extended Shares.

The Amended and Restated Forward Stock Purchase Confirmation is expected to facilitate privately negotiated derivative transactions to holders of the Company’s 6.00% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”), issued in 2018, including swaps, relating to the shares of common stock by which holders of the 2022 Convertible Notes have established short positions relating to the shares of common stock and otherwise hedge their investments in the 2022 Convertible Notes.

The Amended and Restated Forward Stock Purchase Confirmation is a separate transaction, entered into by the Company with JPMorgan Chase Bank, National Association, and is not part of the terms of the 2020 Convertible Notes or the 2022 Convertible Notes. Holders of the 2020 Convertible Notes and 2022 Convertible Notes will not have any rights with respect to the Amended and Restated Forward Stock Purchase Confirmation or the Original Forward Stock Purchase Confirmation.

The foregoing description of the Amended and Restated Forward Stock Purchase Confirmation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Forward Stock Purchase Confirmation, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Forward Stock Purchase Confirmation, dated as of December 11, 2019, by and between Gogo Inc. and JPMorgan Chase Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Barry Rowan
Barry Rowan
Executive Vice President and Chief Financial Officer

Date: December 12, 2019